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                                                                EXHIBIT 10.56(a)


                               ALTERA CORPORATION
                   2000 NON-QUALIFIED STOCK OPTION PLAN NO. 1


        1. Purposes of the Plan. The purposes of this Non-Qualified Stock Option Plan are to attract and retain the best available personnel, to provide additional incentive to Employees and to promote the success of the Company's business.

        2. Definitions. As used herein, the following definitions shall apply:

                (a) "Administrator" means the Board or any of the Committees appointed to administer the Plan.

                (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

                (c) "Applicable Laws" means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Options granted to residents therein.

                (d) "Approved Leave of Absence" means any leave at the end of which an Employee is guaranteed by law or contract that such Employee will be reinstated to the same or a similar position, military leave, or any other personal leave that has been authorized by the Administrator.

                (e) "Board" means the Board of Directors of the Company.

                (f) "Code" means the Internal Revenue Code of 1986, as amended.

                (g) "Committee" means any committee appointed by the Board to administer the Plan.

                (h) "Common Stock" means the common stock of the Company.

                (i) "Company" means Altera Corporation, a Delaware corporation.

                (j) "Continuous Service" means that the provision of services to the Company or a Related Entity in any capacity of Employee is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any Approved Leave of Absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, or (iii) any change in status as long as the individual remains an Employee of the Company or a Related Entity (except as otherwise provided in the Option Agreement).

                (k) "Corporate Transaction" means any of the following transactions:

                        (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

                        (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations); or



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                        (iii) any reverse merger in which the Company is the
        surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

                (l) "Director" means a member of the Board or the board of directors of any Related Entity.

                (m) "Disability" means a Grantee would qualify for benefit payments under the long-term disability insurance policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability insurance policy in place, "Disability" means that a Grantee is permanently unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

                (n) "Employee" means any person, including an Officer or Director, who is an employee of the Company or any Related Entity. Neither service as a Director nor the payment of a director's fee by the Company or a Related Entity shall be sufficient to constitute "employment" by the Company.

                (o) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                (p) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                        (i) Where there exists a public market for the Common Stock, the Fair Market Value shall be (A) the closing price for a Share for the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Administrator to be the primary market for the Common Stock or the Nasdaq National Market, whichever is applicable or (B) if the Common Stock is not traded on any such exchange or national market system, the average of the high bid and low asked prices of a Share on the Nasdaq Small Cap Market for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

                        (ii) In the absence of an established market for the Common Stock of the type described in (i), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

                (q) "Grantee" means an Employee who receives an Option pursuant to an Option Agreement under the Plan.

                (r) "Officer" means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.



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                (s) "Option" means an option to purchase Shares pursuant to an
Option Agreement granted under the Plan not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

                (t) "Option Agreement" means the written agreement evidencing the grant of an Option executed by the Company and the Grantee, including any amendments thereto.

                (u) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

                (v) "Plan" means this 2000 Non-Qualified Stock Option Plan No.
1.

                (w) "Related Entity" means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.

                (x) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

                (y) "Share" means a share of the Common Stock.

                (z) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

        3. Stock Subject to the Plan.

                (a) Subject to the provisions of Section 10 below, the maximum aggregate number of Shares that may be issued pursuant to all Options is 153,945 Shares. The Shares to be issued pursuant to Options may be authorized, but unissued, or reacquired Common Stock.

                (b) Any Shares covered by an Option (or portion of an Option) which is forfeited or canceled, expires or is settled in cash, shall be deemed to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Option shall not be returned to the Plan and shall not become available for future issuance under the Plan.

        4. Administration of the Plan.

                (a) Plan Administrator.

                        (i) Administration with Respect to Directors and Officers. With respect to grants of Options to Employees who are also Officers or Directors of the Company, the Plan shall be administered by
        (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.



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                        (ii) Administration With Respect to Other Employees.
        With respect to grants of Options to Employees who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Options and may limit such authority as the Board determines from time to time.

                        (iii) Administration Errors. If an Option is granted in a manner inconsistent with the provisions of this subsection (a), such Option shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

                (b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

                        (i) to select the Employees to whom Options may be granted from time to time hereunder;

                        (ii) to determine whether and to what extent Options are granted hereunder;

                        (iii) to determine the number of Shares or the amount of other consideration to be covered by each Option granted hereunder;

                        (iv) to approve forms of Option Agreements for use under the Plan;

                        (v) to determine the terms and conditions of any Option granted hereunder;

                        (vi) to amend the terms of any outstanding Option granted under the Plan, provided that any amendment that would adversely affect the Grantee's rights under an outstanding Option shall not be made without the Grantee's written consent;

                        (vii) to construe and interpret the terms of the Plan and Options granted pursuant to the Plan, including without limitation, any notice of Option or Option Agreement, granted pursuant to the Plan;

                        (viii) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such laws; provided, however, that no Option shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and

                        (ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

        5. Eligibility. Options may be granted to Employees.



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        6. Terms and Conditions of Options.

                (a) Conditions of Option. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Option including, but not limited to, the Option vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Option, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total stockholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Option Agreement.

                (b) Acquisitions and Other Transactions. The Administrator may issue Options under the Plan in settlement, assumption or substitution for, outstanding Options or obligations to grant future Options in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

                (c) Deferral of Option Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Option, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Option. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

                (d) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Options to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

                (e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Grantee at the time that such offer is made.

                (f) Early Exercise. The Option Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee to exercise any part or all of the Option prior to full vesting of the Option. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

                (g) Term of Option. The term of each Option shall be the term stated in the Option Agreement.

                (h) Transferability of Options. Options may be transferred by will and by the laws of descent and distribution or during the Grantee's lifetime through a domestic relations order to the extent provided in the Option Agreement or in the manner and to the extent determined by the Administrator.



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                (i) Time of Granting Options. The date of grant of an Option shall for all purposes be the date on which the Administrator makes the determination to grant such Option, or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee to whom an Option is so granted within a reasonable time after the date of such grant.

        7. Option Exercise or Purchase Price, Consideration and Taxes.

                (a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Option shall be the price determined by the Administrator.

                (b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Option including the method of payment, shall be determined by the Administrator. In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

                        (i) cash;

                        (ii) check;

                        (iii) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Option) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Option shall be exercised (but only to the extent that such exercise of the Option would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

                        (iv) payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction;

                        (v) a reduction in the amount of any Company liability to the Grantee, including any liability attributable to the Grantee's participation in any Company-sponsored deferred compensation program or arrangement; or

                        (vi) any combination of the foregoing methods of payment.

                (c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares. Upon exercise of an Option, the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.



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        8. Exercise of Option.

                (a) Procedure for Exercise; Rights as a Stockholder.

                        (i) Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Option Agreement. No Option may be exercised for a fraction of a Share.

                        (ii) An Option shall be deemed to be exercised when (1) notice of such exercise has been given to the Company or its authorized representative in accordance with the terms of the Option by the person entitled to exercise the Option and (2)(a) full payment for the Shares with respect to which the Option is exercised has been received by the Company or (b) the Shares have been sold as a result of the use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(iv). Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to an Option, notwithstanding the exercise of an Option or other Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Option Agreement or
        Section 10 below.

                (b) Exercise of Option Following Termination of Continuous Service.

                        (i) An Option may not be exercised after the termination date of such Option set forth in the Option Agreement and may be exercised following the termination of a Grantee's Continuous Service only to the extent provided in the Option Agreement.

                        (ii) Where the Option Agreement permits a Grantee to exercise an Option following the termination of the Grantee's Continuous Service for a specified period, the Option shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Option, whichever occurs first.

        9. Conditions Upon Issuance of Shares.

                (a) Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                (b) As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

        10. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Option, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted, the exercise or purchase price of each such outstanding Option, as well as any other terms



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that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar event affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock to which Section 424(a) of the Code applies or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Option.

        11. Dissolution or Liquidation; Corporate Transaction.

                (a) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Grantee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for Grantee to have the right to exercise his or her Option prior to such transaction as to all of the Shares covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed transaction.

                (b) Corporate Transaction. In the event of a Corporate Transaction, each Option which is at the time outstanding under the Plan shall automatically become fully vested and exercisable and be released from any restrictions on transfer and repurchase or forfeiture rights, immediately prior to the specified effective date of such Corporate Transaction, for all of the Shares at the time represented by such Option if the Option is not assumed by the successor corporation or the Parent thereof in connection with the Corporate Transaction. For the purposes of accelerating the vesting and the release of restrictions applicable to Options pursuant to this subsection (but not for purposes of termination of such Options), the Option shall be considered assumed if, in connection with the Corporate Transaction, the option or right confers the right to purchase or receive, for each Share subject to the Option immediately prior to the Corporate Transaction, the consideration (whether stock, cash, or other securities or property) received in the Corporate Transaction by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares) under vesting and terms that give effect to the vesting and terms of the Options surrendered; provided, however, that if such consideration received in the Corporate Transaction was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Corporate Transaction. The determination of Option comparability above shall be made by the Administrator and its determination shall be final, binding and conclusive. Effective upon the consummation of the Corporate Transaction, all outstanding Options under the Plan shall terminate. However, all such Options shall not terminate if the Options are, in connection with the Corporate Transaction, assumed by the successor corporation or Parent thereof.



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        12. Effective Date and Term of Plan. The Plan shall become effective upon the adoption by the Board of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Applicable Laws, Options may be granted under the Plan upon its becoming effective.

        13. Amendment, Suspension or Termination of the Plan.

                (a) The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

                (b) No Option may be granted during any suspension of the Plan or after termination of the Plan.

                (c) Any amendment, suspension or termination of the Plan (including termination of the Plan under Section 12 above) shall not affect Options already granted, and such Options shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

        14. Reservation of Shares.

                (a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

                (b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        15. No Effect on Terms of Employment. The Plan shall not confer upon any Grantee any right with respect to the Grantee's Continuous Service, nor shall it interfere in any way with his or her right or the Company's right to terminate the Grantee's Continuous Service at any time, for any reason.

        16. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Options shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.



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